Exhibit 99.1

FOR IMMEDIATE RELEASE

Leidos completes $2.4 billion acquisition of ENTRUST

(RESTON, Va.) March 30, 2026 – Leidos (NYSE:LDOS) has completed its previously announced approximately $2.4 billion acquisition of ENTRUST Solutions Group from Kohlberg, creating a scaled, end-to-end energy infrastructure organization focused on grid modernization and helping utilities nationwide improve reliability and meet rising power demand.

The addition of ENTRUST effectively doubles Leidos’ presence in the energy infrastructure market, bringing more than 3,100 experienced professionals with expertise in electric grid engineering and natural gas infrastructure. The acquisition also expands Leidos’ engineering capabilities across the power delivery spectrum and broadens its base of utility customers.

“As we welcome our new teammates, we continue to strengthen our position as a leading provider of power engineering and design services,” said Roy Stevens, Homeland Sector president at Leidos. “As utilities address accelerating load growth and resilience requirements, integrating ENTRUST’s capabilities enables us to deliver comprehensive infrastructure solutions that help strengthen and secure the grid.”

The acquisition supports Leidos’ long-term investment in energy infrastructure and reinforces the importance of the energy growth pillar as part of the company’s NorthStar 2030 strategy.

About Leidos

Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 47,000 global employees, Leidos reported annual revenues of approximately $17.2 billion for the fiscal year ended January 2, 2026. For more information, visit www.leidos.com.

About ENTRUST Solutions Group

ENTRUST Solutions Group’s 3,100+ professionals across 40+ locations in North America provide comprehensive and dependable engineering, consulting, design, asset integrity, data solutions and automation services to utilities, operators and industrial customers with excellence from start to finish. For more information, visit www.entrustsol.com.

Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: our ability to complete and integrate this transaction; our ability to complete the intended permanent financing; developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, future delays in the U.S.

government budget process, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks described in our Securities and Exchange Commission filings.

Media Contact:

Victor Melara

Senior Media Relations Manager

703.431.4612

victor.a.melara@leidos.com